UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    December 1, 2008

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code      (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

Renewed Rights Agreement

On December 2, 2008, LSB Industries, Inc. (the “Company”), entered into a Renewed Rights Agreement with UMB Bank, n.a., as Rights Agent (“Renewed Rights Agreement”) providing for a new preferred share rights plan, which renews and amends the Company’s existing preferred share rights plan (the “Terminating Plan”), that expires as of January 5, 2009.  The Renewed Rights Agreement will become effective upon termination of the Terminating Plan, which is January 5, 2009.  Pursuant to the Renewed Rights Agreement, the Company’s Board of Directors declared a dividend distribution of one Right for each outstanding share of the Company’s Common Stock, par value $.10 per share (the “Common Stock”), of the Company to stockholders of record on January 5, 2009 (the “Record Date”).  The Renewed Rights Agreement also contemplates the issuance of one Right for each share of Common Stock which is issued by the Company between the Record Date and the Distribution Date (or earlier redemption or termination of the Rights).

The terms of the Renewed Rights Agreement are substantially similar to the terms of the Terminating Plan, with certain exceptions.

Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series 4 Junior Participating Preferred Stock, no par value (the “Preferred Shares”), of the Company at an initial purchase price of $47.75 per one-one hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment.  The description of the Rights  is set forth in the Renewed Rights Agreement.

Until the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) have acquired beneficial ownership of 15% or more of the Company’s outstanding Common Stock (except pursuant to a Permitted Offer, as defined below, or by Excluded Persons, as defined below) or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention (which intention remains in effect for five business days after the announcement) to make a tender or exchange offer, the consummation of which would result in a person or group becoming an Acquiring Person of 15% or more of the Company’s Common Stock, except pursuant to a Permitted Offer or by an Excluded Person (the earlier of such dates being called the “Distribution Date”), the Rights are not exercisable and are not transferable apart from the Company’s Common Stock.  Under the Renewed Rights Plan, a person is also deemed to beneficially own shares of the Company’s Common Stock that are the subject of a derivative transaction entered into, or a derivative security acquired by, such person, which gives such person the economic equivalent of ownership.  As soon as practicable after the Rights become exercisable, separate Rights certificates would be issued and the Rights would become transferable apart from the Company’s Common Stock.  The Rights held by the person or group who triggers the Rights shall be null and void and are not exercisable.

The Rights will not become exercisable or non-redeemable based on the Common Stock held or beneficially owned by any of the following persons or entities (“Excluded Persons”):

•	the Company;

•	any subsidiary of the Company;

•	any employee benefit plan of the Company or its subsidiaries;

•	any entity holding Common Stock for or pursuant to any employee benefit plan of the Company or its subsidiaries;

•
any member of the “Golsen Group”, which are (i) Jack E. Golsen, (ii) his wife and children, (iii) the spouse and children of Jack E. Golsen’s children, (iv) the estate, executor administrator, guardian or custodian of person’s described in (i), (ii) and (iii) above, (v) any corporation, partnership, limited liability company, other entity or trust of which at least 80% of the voting stock, membership or equity interest (or, as to trusts, presumptive interest in principle and income) is beneficially owned by persons described in (i), (ii), (iii) and (iv) above, and (vi) certain other affiliates, or associates of the persons described in (i), (ii), (iii) and (iv) above;

•
any person whom the Board of Directors determines acquired 15% or more of the Common Stock inadvertently (including, without limitation, (a) any person who was unaware that he, she or it was the beneficial owner of a percentage of the Common Stock that would otherwise cause such person to trigger the Rights or (b) such person was unaware of the extent of its beneficial ownership of Common Stock but had no actual knowledge of the consequences of such and had no intention on influencing control of the Company) and such person divests, within 10 business days from the date of the board’s determination a sufficient number of shares (or derivative common shares) so as to no longer beneficially own 15% of the Common Stock; or

•
any person who acquires beneficial ownership of 15% or more of the Common Stock solely as the result of purchases by the Company of Common Stock, unless such person shall, after such share repurchase by the Company, become the beneficial owner of an additional 1% or more of the then outstanding shares of Common Stock of the Company.

The Renewed Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights):

•	the Rights will be transferred with and only with the Common Stock of the Company;

•
new Common Stock certificates issued after the Record Date, upon transfer or new issuance of Common Stock by the Company will contain a notation incorporating the Renewed Rights Agreement by reference; and

•	the surrender for transfer of any certificates for Common Stock, even without such notation (or a copy of this Summary of Rights) being attached thereto, will also constitute the transfer of Rights associated with the Common Stock represented by such certificate.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to the holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire on January 4, 2019 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

In the event that any person becomes an Acquiring Person (except pursuant to a tender or exchange offer which is for all outstanding shares of Common Stock at a price and on terms which a majority of certain members of the Board of Directors determines to be adequate and in the best interests of the Company, its stockholders and other relevant constituencies, other than the Acquiring Person, its affiliates and associates (a “Permitted Offer”)), each holder of a Right (except Rights which have been voided as set forth herein) will thereafter have the Right (the “Flip-In Rights”) to receive upon exercise the number of shares of Common Stock or of one-one hundredths of a share of Preferred Shares (or, in certain circumstances, other securities of the Company) having a value (on the date such person became an Acquiring Person) equal to two times the Purchase Price of the Right.

If an acquiring company were to merge or otherwise combine with the Company, or the Company were to sell 50% or more of its assets or earning power, each Right then outstanding would “flip-over” and thereby would become a right to buy that number of shares of Common Stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right.  The acquirer who triggered the Rights is excluded from the ability to “flip-over”.  A merger or other combination would not entitle the Rights to “flip-over” if such transaction is consummated with a person or group who acquired Common Stock pursuant to a Permitted Offer (as defined below), the price per share of Common Stock paid to all holders of Common Stock is not less than the price per share of Common Stock pursuant to the Permitted Offer, and the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to the Permitted Offer.  “Permitted Offer” is a tender or exchange offer for all shares of Common Stock at a price and on terms that a majority of the Board of Directors, who are not officers or the person or group who could trigger the exercisability of the Rights, deem adequate and in the best interest of the Company and its stockholders.

The Purchase Price payable, and the number of Preferred Shares, Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares;

•	upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribed for or purchase Preferred Shares at a price, or securities convertible into

Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares; or

•
upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Any Rights that are beneficially owned by (i) any Acquiring Person (or any affiliate or associate of such Acquiring Person), (ii) a transferee of an Acquiring Person (or any affiliate or associate thereof) who becomes a transferee after the Acquiring Person becomes such, or (iii) under certain conditions, a transferee of any Acquiring Person (or any affiliate or associate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, shall be null and void and no holder of such Rights shall thereafter have rights to exercise such Rights.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such Person (or affiliate or associate of an Acquiring Person) of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one-one hundredth of a Preferred Share (or of a share of a class or series of the Company’s preferred stock having equivalent Rights, preferences and privileges), per Right (subject to adjustment).  Upon the Board of Directors of the Company ordering the exchange, the right to exercise the Right shall terminate and the only right thereafter shall be to receive the shares in accordance with the exchange.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

At any time prior to the earlier of the Distribution Date or Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”), adjusted to reflect any stock split, stock dividend or similar transaction, and payable, at the option of the Company, either in cash, shares of Common Stock, or any other form of consideration deemed appropriate by the Board of the Company.  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holder of Rights will be to receive the Redemption Price.

The terms of the Renewed Rights Agreement and the Rights may be amended by the Company without the consent of the holders of the Rights, in order to cure any ambiguity, to correct or supplement any provision contained therein which may be defective or inconsistent with any other provisions contained therein, or to make any other changes or amendments to the provisions contained therein which the Company may deem necessary or desirable, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person or any affiliate or associate of the Acquiring Person).  No amendment to the Renewed Rights Agreement or the Rights shall be made which changes the redemption price or the number of Preferred Shares or shares of Common Stock for which a Right is exercisable or exchangeable.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Renewed Rights Agreement has been filed with the Securities and Exchange Commission as Exhibit 4.1 to this report and is incorporated herein by reference. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Renewed Rights Agreement.

Amendment to Terminating Rights Agreement

On December 3, 2008, the Company amended its Renewed Rights Agreement, dated January 6, 1999 (the “Terminating Rights Agreement”), originally between the Company and Bank One, NA, as rights agent, to (a) change the exercise price of the preferred share purchase rights (the “Terminating Rights”) issued under the Terminating Rights Agreement from $20.00 to $47.75 per Terminating Right, and (b) appoint UMB Bank, n.a. (“UMB”), as rights agent, under the Terminating Rights Agreement.  The amendments are contained in the First Amendment to the Terminating Rights Agreement, between the Company and UMB, which is attached hereto and incorporated into this Item 1.01.

A copy of the press release, issued December 5, 2008, announcing the entry into the Renewed Rights Agreement and the amendment of the Existing Renewed Rights Agreement is attached as an exhibit hereto.

Item 3.03 Material Modifications to Rights of Security Holders.

The information required by this item is included in Item 1.01 above, and is incorporated in this Item 3.03 by reference.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with its adoption of the Renewed Rights Agreement, the Company’s Board of Directors approved

•
a Certificate of Designations (the “Certificate of Designations”) of Series 4 Junior Participating Class C Preferred Stock, no par value (the “Preferred Shares”), which is filed with this report as Exhibit 4.2, and is incorporated by reference herein. The Company will file the Certificate of Designations with the Secretary of State of the state of Delaware on or before January 5, 2009. The Certificate of Designations will become effective upon filing; and

•
The filing of a Certificate of Elimination eliminating the Certificate of Designations relating to Series 3 Participating Class C Preferred Stock on or after January 5, 2009, in connection with the Terminating Plan.

The new series of Preferred Shares issuable upon exercise of the Rights would be non-redeemable.  The dividend, liquidation and voting Rights, and non-redemption feature, of the Preferred Shares are designed so that the value of the one one-hundredth interest in a share of new Preferred Shares purchasable with each Right will approximate the value of one share of the Company’s Common Stock.  Each whole share of new Preferred Shares would be entitled to receive a quarterly preferential dividend of $1 per share but would be entitled to receive, in the aggregate, a dividend of 100 times the dividend declared on the Common Stock.  In the event of liquidation, the holders of the new Preferred Shares would be entitled to receive a preferential liquidation payment of $100 per share but would be entitled to receive, in the aggregate, a liquidation payment equal to 100 times the payment made per share of Common Stock.  In addition to certain voting rights provided in the Certificate of Incorporation, or by law, each whole share of new Preferred Shares would have 100 votes, voting together as a single class with the Company’s Common Stock and other capital stock of the Company having general voting rights.  Finally, in the event of any merger, consolidation or other transaction in which shares of the Company’s Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of new Preferred Shares would be entitled to receive 100 times the amount received per share of the Company’s Common Stock.  The foregoing Rights are protected against dilution in the event additional shares of common or new Preferred Shares are issued by the Company.

The foregoing description of the Rights of the Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations.

Item 8.01.  Other Events

On December 1, 2008, the Company purchased a total of $2,000,000 aggregate principal amount of its 5.5% Convertible Senior Subordinated Debentures due 2012 (the “Debentures”) for the purchase price of $1,290,000, plus accrued interest. This purchase was funded from the Company’s working capital.  As a result of this purchase and the previously disclosed purchases of Debentures by the Company, the Company has purchased a total of $17 million aggregate principal amount of Debentures under the authority granted by its Board of Directors on March 11, 2008, and $43 million aggregate principal amount of the Debentures remains outstanding.

The Debentures are convertible by the holders, in whole or in part, into shares of the Company’s common stock prior to their maturity at a conversion rate of 36.4 shares of our common stock per $1,000 principal amount of debentures (representing a conversion price of $27.47 per share of common stock), subject to adjustment under certain conditions. The closing price of the Company’s common stock on December 1, 2008 was $7.00 per share.

Item 9.01. Financial Statement and Exhibits

(d)           Exhibits.

Exhibit                      Description

4.1	Renewed Rights Agreement, dated as of December 2, 2008, between the Company and UMB Bank, n.a.

4.2	Certificate of Designations of Series 4 Junior Participating Class C Preferred Stock.

4.3	First Amendment to Renewed Rights Agreement, dated December 3, 2008, between LSB Industries, Inc. and UMB Bank, n.a..

99.1	Press Release dated December 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2008

                    LSB INDUSTRIES, INC.

                    By: /s/Tony M. Shelby
                    Name: Tony M. Shelby
                    Title: Executive Vice President of Finance,
                    Chief Financial Officer